                                                                  EXHIBIT (a)(2)

                           GDS LETTER OF TRANSMITTAL

                  TO TENDER FOR CASH GLOBAL DEPOSITARY SHARES
                                       OF

                           PEPSI-GEMEX, S.A. DE C.V.
           PURSUANT TO U.S. OFFER TO PURCHASE, DATED OCTOBER 7, 2002
                                       BY

                 PBG GRUPO EMBOTELLADOR HISPANO-MEXICANO, S.L.
                           AN INDIRECT SUBSIDIARY OF

                              BOTTLING GROUP, LLC
                     THE PRINCIPAL OPERATING SUBSIDIARY OF

                         THE PEPSI BOTTLING GROUP, INC.

  THE U.S. OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME (4:00 P.M., MEXICO CITY TIME), ON NOVEMBER 5, 2002 UNLESS THE U.S. OFFER IS
                                   EXTENDED.

     Please deliver this properly completed and duly executed GDS Letter of
                                Transmittal and
     accompanying documents to the U.S. Receiving Agent for the U.S. Offer:

                              THE BANK OF NEW YORK
                             (U.S. RECEIVING AGENT)

                     By Mail:                                  By Hand or Overnight Courier
               The Bank of New York                                The Bank of New York
           Tender & Exchange Department                        Tender & Exchange Department
                  P.O. Box 11248                                    101 Barclay Street
               Church Street Station                      Receive and Deliver Window Street Level
           New York, New York 10286-1248                         New York, New York 10286

YOU SHOULD ONLY USE THIS GDS LETTER OF TRANSMITTAL TO TENDER YOUR GDSs IN THE U.S. OFFER. IF YOU HOLD SHARES AND/OR CPOs THAT YOU WISH TO TENDER IN THE U.S. OFFER OR THE MEXICAN OFFER YOU SHOULD PROMPTLY CONTACT THE NOMINEE HOLDING THE SHARES AND/OR CPOs ON YOUR BEHALF.

DELIVERY OF THIS GDS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN THAT LISTED ABOVE, OR TRANSMISSION BY FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY OF YOUR GDSs.

                    NOTE: SIGNATURES MUST BE PROVIDED BELOW.
              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.
        BOX BELOW TO BE COMPLETED BY ALL TENDERING HOLDERS OF THE GDSS.

--------------------------------------------------------------------------------------------------------
                                      DESCRIPTION OF GDSS TENDERED
--------------------------------------------------------------------------------------------------------
                             1                                         2                     3
--------------------------------------------------------------------------------------------------------
                                                                  CERTIFICATE          NUMBER OF GDSS
           NAME AND ADDRESS OF REGISTERED HOLDER                   NUMBER(S)*            TENDERED**
--------------------------------------------------------------------------------------------------------

                                                              ------------------------------------------

                                                              ------------------------------------------

                                                              ------------------------------------------

                                                              ------------------------------------------
                                                                                    TOTAL:
--------------------------------------------------------------------------------------------------------
 * Need not be completed by holders who tender by book-entry transfer.
** Unless otherwise indicated in column 3, a holder will be deemed to have tendered ALL of the GDSs represented by the certificate(s) listed in column 2. (See Instruction 4).
--------------------------------------------------------------------------------------------------------

     By signing this GDS Letter of Transmittal, you hereby acknowledge that you have received the U.S. Offer to Purchase, dated October 7, 2002 (the "U.S. Offer to Purchase"), by PBG Grupo Embotellador Hispano-Mexicano, S.L. ("Embotellador HM"), a Spanish indirect subsidiary of Bottling Group, LLC ("BG LLC"), the principal operating subsidiary of The Pepsi Bottling Group, Inc., and this GDS Letter of Transmittal. The U.S. Offer to Purchase together with this GDS Letter of Transmittal constitutes Embotellador HM's U.S. Offer (the "U.S. Offer") to purchase for cash (1) all outstanding Global Depositary Shares ("GDSs") of Pepsi-Gemex, S.A. de C.V. ("Gemex"), a variable stock corporation organized under the laws of Mexico, and (2) all outstanding Series B Common Shares of Gemex (the "Shares") and all outstanding Ordinary Participation Certificates of Gemex (the "CPOs," and collectively with the Shares and GDSs, the "Securities") held by persons who are not Mexican residents. Each CPO represents one Series B Common Share, one Series D Preferred Share and one Series L Limited Voting Share. Each GDS represents six CPOs. Simultaneously with the U.S. Offer, Embotellador HM is offering in Mexico (the "Mexican Offer", and collectively with the U.S. Offer, the "Offers") to purchase all outstanding Shares and CPOs of Gemex, including those held by U.S. residents, on substantially the same terms as the U.S. Offer.

     In the U.S. Offer, we are offering to purchase all the outstanding GDSs at a price of Ps.106.38 per GDS, all outstanding Shares held by persons who are not Mexican residents at a price of Ps.5.91 per Share, and all outstanding CPOs held by persons who are not Mexican residents at a price of Ps.17.73 per CPO, in cash, in each case less any withholding taxes and without interest thereon. The purchase price for the Securities accepted for payment pursuant to the U.S. Offer will be paid in U.S. dollars equivalent to the applicable Mexican peso price in the U.S. Offer, based on the U.S. dollar to Mexican peso exchange rate calculated using the average of the exchange rates reported on each of the five consecutive business days ending two business days prior to the expiration date of the U.S. Offer by Reuters and Bloomberg on their FXBENCH page as the New York closing rate for the exchange of Mexican pesos and U.S. dollars (the "Applicable Exchange Rate"). We will announce the Applicable Exchange Rate by a press release not later than 9:00 a.m., New York City time, on the next business day after the Applicable Exchange Rate is determined. The Mexican Offer is open to all holders of Shares and CPOs, including those held by U.S. residents. The purchase price for the Shares and CPOs tendered in the Mexican Offer will be paid, at such holder's election, in Mexican pesos or in U.S. dollars equivalent to the Mexican peso price in the Mexican Offer based on the Applicable Exchange Rate. However, individuals tendering Shares and CPOs into the Mexican Offer will be entitled to elect to receive the purchase price in U.S. dollars only if they have an account in or outside Mexico into which they can receive payment in U.S. dollars and the information regarding such account has been provided to the custodian for their Shares and CPOs.

     If you hold GDSs and would like to tender the underlying Shares and/or CPOs instead of the GDSs you may do so. A holder of GDSs may contact The Bank of New York, as depositary, to convert its GDSs into CPOs and tender such CPOs in the Mexican Offer. However, you will have to pay a fee of $5.00 for each 100 GDSs converted. If you choose to convert your GDSs into CPOs and tender into the Mexican Offer and elect to receive payment in Mexican pesos you will bear the risk of any fluctuation in the exchange rate after the consummation of the Offers if you later wish to convert your Mexican pesos into U.S. dollars. If you are not a Mexican resident, you can tender Shares and CPOs in either the U.S. Offer or the Mexican Offer. Mexican residents can only tender Shares and CPOs held by them in the Mexican Offer. The conditions to the Mexican Offer are substantially similar to those in the U.S. Offer. In the event that the Mexican Offer is amended to increase or decrease the price offered for the Securities, we will make a corresponding amendment to increase or decrease the price offered for the Securities in the U.S. Offer.

     THIS GDS LETTER OF TRANSMITTAL IS TO BE USED ONLY FOR TENDERING GLOBAL DEPOSITARY RECEIPTS ("GDRs"), OR GDSs HELD IN BOOK-ENTRY FORM, IN THE U.S. OFFER. DO NOT USE THIS GDS LETTER OF TRANSMITTAL TO TENDER SHARES OR CPOs. IF YOU HOLD SHARES AND/OR CPOs THAT YOU WISH TO TENDER IN THE U.S. OFFER, PLEASE READ THE INFORMATION PROVIDED IN THE U.S. OFFER TO PURCHASE UNDER THE CAPTION "THE U.S. OFFER -- PROCEDURE FOR TENDERING IN THE U.S. OFFER -- HOLDERS OF SHARES AND CPOs" AND CONTACT THE NOMINEE FOR YOUR SHARES AND/OR CPOs AND INSTRUCT YOUR NOMINEE TO TENDER ON YOUR BEHALF.

     If you tender your GDSs, and we accept the GDSs, this will constitute a binding agreement between us, subject to the terms and conditions set forth in the U.S. Offer to Purchase and this GDS Letter of Transmittal. In order to validly tender your GDSs in the U.S. Offer, you must, on or prior to the expiration of the U.S. Offer, do one of the following:

     - Tender the GDSs by sending a properly completed and duly executed GDS Letter of Transmittal (or facsimile thereof) and all other documents required by the GDS Letter of Transmittal, together with the GDRs evidencing the GDSs in proper form for transfer, to the U.S. Receiving Agent at one of its addresses set forth on the back cover of the U.S. Offer; or

     - If the GDSs are held in book-entry form, tender the GDSs by following the procedures for book-entry transfer described in the U.S. Offer to Purchase under the caption "The U.S. Offer -- Procedure for tendering in the U.S. Offer -- Holders of GDSs" and by sending a properly completed and duly executed GDS Letter of Transmittal, with any required signature guarantees, or an Agent's Message (as defined below) instead of a GDS Letter of Transmittal, to the U.S. Receiving Agent.

     The term "Agent's Message" means a message, transmitted by The Depository Trust Company ("DTC") to, and received by, the U.S. Receiving Agent and forming a part of a book-entry confirmation which states that DTC has received an express acknowledgment from the participant tendering the GDSs which are the subject of such book-entry confirmation that such participant has received and agrees to be bound by the terms of the GDS Letter of Transmittal and that we may enforce such agreement against such participant.

     If you are the registered holder of the GDSs and you wish to tender your GDSs, but (1) the GDRs evidencing the GDSs are not immediately available, (2) time will not permit the GDRs evidencing the GDSs or other required documents to reach the U.S. Receiving Agent before the expiration of the U.S. Offer, or (3) the procedure for book-entry transfer cannot be completed before the expiration of the U.S. Offer, a tender of GDSs may be effected by following the guaranteed delivery procedures described in the U.S. Offer to Purchase under the caption "The U.S. Offer -- Procedure for tendering in the U.S. Offer -- Holders of GDSs."

     Only registered holders of the GDSs are entitled to tender their GDSs in the U.S. Offer. If you are a beneficial owner whose GDSs are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your GDSs in the U.S. Offer, you should promptly contact the person in whose name the GDSs are registered and instruct that person to tender on your behalf. If you wish to tender in the U.S. Offer on your own behalf, prior to completing and executing this GDS Letter of Transmittal and delivering the certificates for your GDSs, you must either make appropriate arrangements to register ownership of the GDSs in your name or obtain a properly completed stock power from the person in whose name the GDSs are registered.

     In order to properly complete this GDS Letter of Transmittal, you must: (1) complete the box entitled "Description of GDSs Tendered," (2) if appropriate, check the boxes entitled "Special Payment/Issuance Instructions" and/or "Special Delivery Instructions," (3) sign this GDS Letter of Transmittal by completing the box entitled "Sign Here" and (4) complete and sign the box entitled "Substitute Form W-9." By completing the box entitled "Description of GDSs Tendered" and signing below, you will have tendered your GDSs for cash on the terms and conditions described in the U.S. Offer to Purchase and this GDS Letter of Transmittal. You should read the detailed instructions at the end of this document before completing this GDS Letter of Transmittal.

     All references to "U.S. dollars," "$" and "US$" are to the United States dollar and all references to "Mexican pesos," "pesos," and "Ps." shall mean the currency which is presently legal tender in Mexico.

                    BOXES BELOW TO BE CHECKED AS APPLICABLE

[ ] CHECK HERE IF GDRs REPRESENTING YOUR GDSs ARE BEING TENDERED WITH THIS GDS
    LETTER OF TRANSMITTAL.

[ ] CHECK HERE IF THE GDRs REPRESENTING YOUR GDSs HAVE BEEN LOST, DESTROYED OR
    STOLEN AND YOU REQUIRE ASSISTANCE IN OBTAINING NEW RECEIPTS.

    Certificate Number(s)
   -----------------------------------------------------------------------------

    Number of GDSs Represented
   -----------------------------------------------------------------------------

    You must contact the U.S. Receiving Agent to obtain instructions for replacing lost, destroyed or stolen GDRs representing GDSs. (See Instruction
    12)

                     SPECIAL PAYMENT/ISSUANCE INSTRUCTIONS
                              (SEE INSTRUCTION 6)

TO BE COMPLETED ONLY IF CHECKS CONSTITUTING CASH PAYMENTS SHOULD BE ISSUED TO SOMEONE OTHER THAN THE UNDERSIGNED OR GDSs NOT PURCHASED SHOULD BE ISSUED IN THE NAME OF SOMEONE OTHER THAN THE UNDERSIGNED:

(PLEASE PRINT)

[ ] Check to:
[ ] GDSs to:

Name:
---------------------------------------------

Address:
-------------------------------------------

          -----------------------------------------------------

          -----------------------------------------------------

Telephone:
-----------------------------------------

Tax Identification or Social Security Number. (See Instruction 9).

------------------------------------------------------

                                SPECIAL DELIVERY
                                  INSTRUCTIONS
                              (SEE INSTRUCTION 6)

TO BE COMPLETED ONLY IF CHECKS CONSTITUTING CASH PAYMENTS OR CERTIFICATES EVIDENCING GDSs NOT PURCHASED SHOULD BE MAILED TO SOMEONE OTHER THAN THE UNDERSIGNED, OR TO THE UNDERSIGNED AT AN ADDRESS OTHER THAN THAT SHOWN ABOVE UNDER "DESCRIPTION OF GDSs TENDERED":

(PLEASE PRINT)

[ ] Check to:
[ ] GDSs to:

Name:
---------------------------------------------

Address:
-------------------------------------------

          -----------------------------------------------------

          -----------------------------------------------------

Telephone:
-----------------------------------------

Tax Identification or Social Security Number. (See Instruction 9).

------------------------------------------------------

[ ] CHECK HERE AND ENCLOSE A PHOTOCOPY OF THE NOTICE OF GUARANTEED DELIVERY IF
    THE TENDERED GDSs ARE BEING DELIVERED UNDER A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE U.S. RECEIVING AGENT AND COMPLETE THE FOLLOWING:

    Name(s) of registered holder(s)
   -----------------------------------------------------------------------------

    Date of execution of Notice of Guaranteed Delivery
   ---------------------------------------------------------------

    Name of institution which guaranteed delivery
   ---------------------------------------------------------------------

    BOXES BELOW TO BE CHECKED BY ELIGIBLE GUARANTOR INSTITUTIONS ONLY

[ ] CHECK HERE IF TENDERED GDSs ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER INTO
    THE U.S. RECEIVING AGENT'S ACCOUNT AT THE DEPOSITORY TRUST COMPANY AND COMPLETE THE FOLLOWING:

    Name of Tendering Institution
   -----------------------------------------------------------------------------

    Account (DTC Participant) Number

 -------------------------------------------------------------------------------

    Transaction Code Number
   -----------------------------------------------------------------------------

[ ] CHECK HERE IF TENDERED GDSs NOT ACCEPTED FOR PAYMENT ARE TO BE RETURNED BY
    CREDITING THE PARTICIPANT ACCOUNT NUMBER INDICATED ABOVE

Ladies and Gentlemen:

     Upon the terms and subject to the conditions of the U.S. Offer, as described in the U.S. Offer to Purchase and this GDS Letter of Transmittal, I hereby tender to Embotellador HM the number of GDSs described above in the box entitled "Description of GDSs Tendered" for Ps.106.38 in cash, less any withholding taxes and without interest thereon, for each GDS tendered, payable in U.S. dollars equivalent to the Mexican Peso price based on the Applicable Exchange Rate, as described in the U.S. Offer to Purchase under the caption "The U.S. Offer -- Terms of this U.S. Offer; Expiration Date."

     Subject to and effective upon the acceptance for payment of all or any portion of the GDSs tendered by this GDS Letter of Transmittal in accordance with the terms and conditions of the U.S. Offer -- including, if the U.S. Offer is extended or amended, the terms and conditions of any extension or amendment -- I hereby sell, assign and transfer to, or upon the order of, Embotellador HM all right, title and interest in and to the GDSs tendered by this GDS Letter of Transmittal. I hereby irrevocably constitute and appoint the U.S. Receiving Agent as my agent and attorney-in-fact with respect to the tendered GDSs, with full knowledge that the U.S. Receiving Agent is also acting as the agent of Embotellador HM in connection with the U.S. Offer, with full power of substitution, such power of attorney being deemed to be an irrevocable power coupled with an interest, subject only to the limited right of withdrawal as set forth in the U.S. Offer to Purchase, to (1) deliver GDRs evidencing the tendered GDSs to Embotellador HM together with all accompanying evidences of transfer and authenticity to, or upon the order of, Embotellador HM, upon receipt by the U.S. Receiving Agent, as my agent, of the cash to be paid for the tendered GDSs, (2) request a transfer of the tendered GDSs on the books of Gemex, and (3) receive for the account of Embotellador HM all benefits and otherwise exercise all rights of ownership of the tendered GDSs, all in accordance with the terms and conditions of the U.S. Offer.

     I hereby represent and warrant that I have full power and authority to tender, sell, assign and transfer the GDSs tendered by this GDS Letter of Transmittal and that, when the tendered GDSs are accepted for payment, Embotellador HM will acquire good, marketable and unencumbered title to the tendered GDSs, free and clear of all liens, restrictions, charges and encumbrances, and that the tendered GDSs are not subject to any adverse claims or proxies. I will, upon request, execute and deliver any additional documents deemed by Embotellador HM or the U.S. Receiving Agent to be necessary or desirable to complete the sale, assignment and transfer of the GDSs tendered by this GDS Letter of Transmittal and take any and all steps necessary to remove any liens, restrictions, charges and encumbrances upon the tendered GDSs. I have received a copy of, and I agree to all of the terms of, the U.S. Offer.

     The name(s) and address(es) of the registered holder(s) are printed above as they appear on the GDRs representing the GDSs. The certificate number(s) and the number of GDSs that I wish to tender are indicated in the appropriate boxes above or, in the event that I left such information blank, I wish to tender all my GDSs.

     Unless I have otherwise indicated by completing the box entitled "Special Payment/Issuance Instructions" above, I hereby direct that cash be paid to the undersigned or, in the case of a book-entry delivery of GDSs, that the cash be credited to the account indicated above maintained with The Depository Trust Company. Similarly, unless I have otherwise indicated by completing the box entitled "Special Delivery Instructions," I hereby direct that the cash payment be delivered to the address shown below my signature.

     If I have (1) tendered any GDSs that are not accepted for payment in the U.S. Offer for any reason or (2) submitted GDRs for more GDSs than I wish to tender, unless I have otherwise indicated by completing the boxes entitled "Special Payment/Issuance Instructions" or "Special Delivery Instructions," I hereby direct that receipts for any GDSs that are not tendered or not accepted for payment should be issued in the name of the undersigned, if applicable, and delivered to the address shown below my signature, or, in the case of a book-entry transfer of GDSs, that GDSs that are not tendered or accepted for payment be credited to the account indicated above maintained with The Depository Trust Company, in each case at Embotellador HM's expense, promptly following the expiration or termination of the U.S. Offer.

     I understand that if I decide to tender GDSs, and Embotellador HM accepts the GDSs for payment, this will constitute a binding agreement between me and Embotellador HM, subject to the terms and conditions set forth in the U.S. Offer to Purchase and this GDS Letter of Transmittal.

     I also recognize that, under certain circumstances described in the U.S. Offer to Purchase under the caption "The U.S. Offer -- Certain conditions to the U.S. Offer" Embotellador HM may not be required to accept for payment any GDSs tendered by this GDS Letter of Transmittal.

     All authority conferred in or agreed to be conferred in this GDS Letter of Transmittal will survive my death or incapacity, and any obligation of mine under this GDS Letter of Transmittal will be binding upon my heirs, executors, administrators, personal representatives, trustees in bankruptcy, legal representatives, successors and assigns. Except as stated in the U.S. Offer to Purchase and Instruction 4 herein, this tender is irrevocable.

   PLEASE COMPLETE AND SIGN THIS SIGNATURE PAGE AND SUBSTITUTE FORM W-9 BELOW

                        (SEE INSTRUCTIONS 1, 2, 5 AND 6)

          SIGNATURE(S) MUST BE GUARANTEED IF REQUIRED BY INSTRUCTION 2

     This GDS Letter of Transmittal must be signed by (1) the registered holder(s) exactly as the name(s) of the registered holder(s) appear(s) on the GDRs for the GDSs tendered or on the register of holders maintained by The Bank of New York, as depositary, or (2) by any person(s) authorized to become the registered holder(s) by endorsements and documents transmitted with this GDS Letter of Transmittal -- including any opinions of counsel, certifications and other information as may be necessary for the GDSs to comply with the restrictions on transfer, if any, applicable to the GDSs. If the signature below is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another acting in a similar fiduciary or representative capacity, please set forth the signer's full title. (See Instruction 5).

--------------------------------------------------------------------------------
                       SIGNATURE(S) OF HOLDER(S) OF GDSS
(EACH HOLDER MUST EXECUTE AND SIGN THIS SIGNATURE PAGE IF GDSS ARE HELD JOINTLY)

DATED ------------------------------------------------------------ , 2002

NAME(S)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 (PLEASE PRINT)

CAPACITY
--------------------------------------------------------------------------------

ADDRESS
--------------------------------------------------------------------------------
                                   (ZIP CODE)

TAX IDENTIFICATION OR SOCIAL SECURITY NO.
-------------------------------------------------------
                                                   (SEE INSTRUCTION 9)

AREA CODE AND TELEPHONE NO.
--------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            SIGNATURE(S) GUARANTEED
                        (SEE INSTRUCTION 2, IF REQUIRED)

ELIGIBLE GUARANTOR INSTITUTION
----------------------------------------------------------------------

OFFICIAL SIGNATURE
--------------------------------------------------------------------------------

DATED: ------------------------------------------------------------ , 2002

--------------------------------------------------------------------------------------------------------------------------------
                                 PAYOR'S NAME:  THE BANK OF NEW YORK, AS U.S. RECEIVING AGENT.
--------------------------------------------------------------------------------------------------------------------------------
   SUBSTITUTE                   PART 1:  TAXPAYER IDENTIFICATION NUMBER ("TIN") -- PLEASE    TIN: -----------------------------
   FORM W-9                     PROVIDE YOUR TIN IN THE SPACE AT RIGHT. IF YOU HAVE NOT      (SOCIAL SECURITY NUMBER OR EM-
                                YET RECEIVED YOUR TIN, PLEASE INDICATE BY CHECKING THE BOX   PLOYER IDENTIFICATION NUMBER)
                                AT RIGHT AND COMPLETING THE CERTIFICATE BELOW.               AWAITING TIN [ ]
                               ------------------------------------------------------------------------------------------------
 Department of the Treasury     PART 2:  BACKUP WITHHOLDING -- CHECK THE BOX IF (X) YOU ARE A U.S. PERSON (INCLUDING A U.S.
 Internal Revenue Service       RESIDENT ALIEN), AND (Y) YOU ARE NOT SUBJECT TO BACKUP WITHHOLDING UNDER THE PROVISIONS OF SEC-
 PAYOR'S REQUEST FOR TAXPAYER   TION 340(A)(1)(C) OF THE INTERNAL REVENUE CODE BECAUSE EITHER (1) YOU ARE EXEMPT FROM BACKUP
 IDENTIFICATION NUMBER          WITHHOLDING, (2) YOU HAVE NOT BEEN NOTIFIED THAT YOU ARE SUBJECT TO BACKUP WITHHOLDING AS A
                                RESULT OF FAILURE TO REPORT ALL INTEREST OR DIVIDENDS OR (3) THE INTERNAL REVENUE SERVICE HAS
                                NOTIFIED YOU THAT YOU ARE NO LONGER SUBJECT TO BACKUP WITHHOLDING [ ]
                               ------------------------------------------------------------------------------------------------
                                PART 3:  CERTIFICATION -- UNDER THE PENALTIES OF PERJURY, I CERTIFY THAT THE INFORMATION
                                PROVIDED ON THIS FORM IS TRUE, CORRECT AND COMPLETE
                                SIGNATURE -------------------------  DATE ------------, 2002
 -------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

             CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of the payment, 30% of the payments made to me may be withheld.

--------------------------------------------------------------------------------
             Signature                                                      Date

--------------------------------------------------------------------------------

FORM INSTRUCTIONS: You must not check the box in Part 2 above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, then you may check the box in Part 2 above.

FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 30% OF ANY CASH PAYMENTS. THE IRS DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATION REQUIRED TO AVOID BACKUP WITHHOLDING. PLEASE REVIEW ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

    INSTRUCTIONS FORMING PART OF THE TERMS AND CONDITIONS OF THE U.S. OFFER

     1. DELIVERY OF GDS LETTER OF TRANSMITTAL AND CERTIFICATES. You must complete this GDS Letter of Transmittal if you are a registered holder of GDSs and either (1) you wish to tender the GDRs evidencing your GDSs to the U.S. Receiving Agent together with this GDS Letter of Transmittal or (2) you wish to tender your GDSs by book-entry transfer to the U.S. Receiving Agent account at The Depository Trust Company and you elect to submit this GDS Letter of Transmittal to the U.S. Receiving Agent instead of an Agent's Message. In order to constitute a valid tender of your GDSs, unless you comply with the procedures for guaranteed delivery described below, the U.S. Receiving Agent must receive the following documents at the address listed above on or prior to the expiration of the U.S. Offer: (1) GDRs evidencing the GDSs, in proper form for transfer, or book-entry confirmation of transfer into the U.S. Receiving Agent's account with The Depository Trust Company, (2) a properly completed and duly executed GDS Letter of Transmittal, with any required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message instead of this GDS Letter of Transmittal, and (3) all other documents required by this GDS Letter of Transmittal.

     If you are a holder of the GDSs and wish to tender your GDSs, but (1) your GDRs evidencing the GDSs are not immediately available, (2) time will not permit such receipts for the GDSs or other required documents to reach the U.S. Receiving Agent before the expiration of the U.S. Offer, or (3) the procedure for book-entry transfer cannot be completed prior to the expiration of the U.S. Offer, you may effect a tender if: (1) the tender is made through an Eligible Guarantor Institution (as defined below); (2) prior to the expiration of the U.S. Offer, the U.S. Receiving Agent receives from an Eligible Guarantor Institution a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form we have provided, setting forth your name and address and the amount of GDSs you are tendering and stating that the tender is being made by Notice of Guaranteed Delivery; and (3) the U.S. Receiving Agent receives within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery: (a) the GDRs for all physically tendered GDSs, in proper form for transfer, or a book-entry confirmation of transfer of the GDSs into the U.S. Receiving Agent's account at The Depository Trust Company, as the case may be, (b) a properly completed and duly executed GDS Letter of Transmittal, with any required signature guarantees, or, in the case of a book-entry confirmation, an Agent's Message instead of the GDS Letter of Transmittal, and (c) all other documents required by the GDS Letter of Transmittal. The Notice of Guaranteed Delivery may be sent by overnight courier, hand delivery, registered or certified mail or facsimile transmission and must include a guarantee by an Eligible Guarantor Institution in the form set forth in the Notice.

THE METHOD OF DELIVERY OF GDRs, GDS LETTERS OF TRANSMITTAL, NOTICES OF GUARANTEED DELIVERY AND ALL OTHER REQUIRED DOCUMENTS IS AT YOUR ELECTION. IF YOU DELIVER YOUR GDRs BY MAIL, WE RECOMMEND REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ASSURE TIMELY DELIVERY. PLEASE SEND GDRs, GDS LETTERS OF TRANSMITTAL, NOTICE OF GUARANTEED DELIVERY OR OTHER REQUIRED DOCUMENTS TO THE U.S. RECEIVING AGENT AT THE ADDRESS LISTED ABOVE. PLEASE DO NOT SEND THESE DOCUMENTS TO EMBOTELLADOR HM.

     Embotellador HM will not accept any alternative, conditional or contingent tenders. Each tendering holder, by execution of this GDS Letter of Transmittal or delivery of an Agent's Message instead of the GDS Letter of Transmittal, waives any right to receive any notice of the acceptance of such tender.

     2. GUARANTEE OF SIGNATURES. No signature guarantee on this GDS Letter of Transmittal is required if:

          (a) this GDS Letter of Transmittal is signed by the registered holder of GDSs tendered with this GDS Letter of Transmittal, unless such holder(s) has completed either the box entitled "Special Payment/Issuance Instructions" or the box entitled "Special Delivery Instructions" above, or

          (b) the GDSs are tendered for the account of a firm that is an Eligible Guarantor Institution.

     In all other cases, an Eligible Guarantor Institution must guarantee the signature(s) on this GDS Letter of Transmittal. (See Instruction 5). An "Eligible Guarantor Institution" means a financial institution that is a participant in the Security Transfer Agents Medallion Program, the Stock Exchange Medallion Program or The New York Stock Exchange, Inc. Medallion Signature Program.

     3. INADEQUATE SPACE. If the space provided in the box captioned "Description of GDSs Tendered" is inadequate, the serial number(s) and/or the number of GDSs tendered and any other required information should be listed on a separate signed schedule which is attached to this GDS Letter of Transmittal.

     4. PARTIAL TENDERS AND WITHDRAWAL RIGHTS. If you are tendering less than all of your GDSs, please fill in the number of GDSs which are to be tendered in column 3 ("Principal Amount of GDSs Tendered") of the box entitled "Description of GDSs Tendered." In that case, unless you have otherwise indicated by completing the boxes entitled "Special Payment/Issuance Instructions" or "Special Delivery Instructions," new GDR(s) for the remainder of the GDSs that were evidenced by your old receipts(s) will be sent to the registered holder of the GDSs, or in the case of a book-entry delivery of GDSs, the account of the U.S. Receiving Agent with The Depository Trust Company will be credited with the number of untendered GDSs, promptly after the expiration of the U.S. Offer. All GDSs delivered to the U.S. Receiving Agent will be deemed to have been tendered unless otherwise indicated.

     Tenders of GDSs made pursuant to the U.S. Offer may be withdrawn at any time prior to the expiration date, as it may be extended at any time and from time to time prior to the expiration date, subject to applicable law. Thereafter, such tenders are irrevocable, except that they may be withdrawn after December 6, 2002, unless theretofor accepted for payment by us as provided in the U.S. Offer to Purchase. If we extend the period of time during which the U.S. Offer is open, are delayed in accepting for payment or paying for GDSs, or are unable to accept for payment or pay for GDSs pursuant to the U.S. Offer for any reason, then, without prejudice to our rights under the U.S. Offer, the U.S. Receiving Agent may, on our behalf, retain all the GDSs tendered and such GDSs may not be withdrawn except to the extent that tendering security holders are entitled to withdrawal rights as set forth in this Instruction 4. Any such delay will be an extension of the U.S. Offer to the extent required by law.

     For a withdrawal to be effective, a written, telegraphic, telex or facsimile transmission notice of withdrawal must be timely received by the U.S. Receiving Agent at the address set forth above and must specify the name of the person who tendered the GDSs to be withdrawn, the number of GDSs to be withdrawn and the name of the registered holder of the GDSs, if different from that of the person who tendered such GDSs. If the GDSs to be withdrawn have been delivered to the U.S. Receiving Agent, a signed notice of withdrawal with (except in the case of GDSs tendered by an Eligible Guarantor Institution) signatures guaranteed by an Eligible Guarantor Institution must be submitted prior to the acceptance of such GDSs for payment by us. In addition, such notice must specify, in the case of GDSs tendered by delivery of GDRs, the name of the registered holder (if different from that of the tendering security holder) and the serial numbers shown on the particular GDRs evidencing the GDSs to be withdrawn or, in the case of GDSs tendered by book-entry transfer, the name and account or participant number at The Depository Trust Company to be credited with the withdrawn GDSs. Withdrawals may not be rescinded, and GDSs withdrawn will thereafter be deemed not validly tendered for purposes of the U.S. Offer. However, withdrawn GDSs may be re-tendered by again following one of the procedures described in this Offer to Purchase, as applicable, at any time prior to the expiration date.

     5. SIGNATURES ON GDS LETTER OF TRANSMITTAL, ASSIGNMENTS AND ENDORSEMENTS. If this GDS Letter of Transmittal is signed by the registered holder(s) of the GDSs tendered hereby, the signature(s) must correspond exactly with the name(s) as written on the face of the GDRs or on the register of holders maintained by The Bank of New York, as Depositary. If any of the GDSs tendered hereby are registered in the name of two or more joint owners, all such owners must sign this GDS Letter of Transmittal. If any tendered GDSs are registered in different name(s) on several receipt(s), it will be necessary to complete, sign and submit as many separate GDS Letters of Transmittal as there are different registered holders.

     When this GDS Letter of Transmittal is signed by the registered holder(s) of the GDSs listed and transmitted by this GDS Letter of Transmittal, no endorsement(s) of GDRs or separate stock power(s) are required unless checks constituting cash payments are to be paid to a person other than the registered holder(s). Signature(s) on the receipts or stock power(s) must be guaranteed by an Eligible Guarantor Institution.

     If a person or persons other than the registered holder(s) of GDSs signs the GDS Letter of Transmittal, GDRs for the GDSs must be endorsed or accompanied by appropriate stock powers, signed exactly as the name or names of the registered holder(s) that appears on the GDRs for the GDSs and also must be accompanied by any opinions of counsel, certifications and other information as Embotellador HM may require in accordance with the restrictions on transfer, if any, applicable to the GDSs. Signatures on GDRs or stock powers must be guaranteed by an Eligible Guarantor Institution.

     If you are a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or act in a similar fiduciary or representative capacity, and wish to sign this GDS Letter of Transmittal or any GDRs for GDSs or stock powers, you must indicate your status when signing. If you are acting in any of these capacities, you must submit proper evidence satisfactory to us of your authority to so act unless we waive this requirement.

     6. SPECIAL ISSUANCE AND DELIVERY INSTRUCTIONS. If checks constituting cash payments are to be paid or delivered to a person other than the signer of this GDS Letter of Transmittal, or to an address other than that shown above, the boxes entitled "Special Payment/Issuance Instructions" and/or "Special Delivery Instructions" on this GDS Letter of Transmittal should be completed. GDRs for GDSs not accepted for payment will be returned by mail (See Instruction
4), or in the case of a book-entry transfer, be credited to the account indicated above maintained with The Depository Trust Company.

     7. IRREGULARITIES. All questions as to the validity, form, eligibility -- including time of receipt -- and acceptance of GDSs tendered for payment will be determined by Embotellador HM in its sole discretion. Our determination will be final and binding. We reserve the absolute right to reject any and all tenders of GDSs improperly tendered or to not accept any GDSs; this right is not limited to situations where the acceptance of tender might be unlawful as determined by us or our counsel. We also reserve the absolute right to waive any defects or irregularities or conditions of the U.S. Offer as to any GDSs either before or after the expiration of the U.S. Offer -- including the right to waive the ineligibility of any holder who seeks to tender GDSs in the U.S. Offer. Our interpretation of the terms and conditions of the U.S. Offer as to any particular GDSs either before or after the expiration of the U.S.
Offer -- including the terms and conditions of the GDS Letter of Transmittal and the accompanying instructions -- will be final and binding. Unless waived, any defects or irregularities in connection with tenders of GDSs for payment must be cured within a reasonable period of time, as determined by us. Neither we, the U.S. Receiving Agent nor any other person has any duty to give notification of any defect or irregularity with respect to any tender of GDSs for payment, nor will we have any liability for failure to give such notification.

     8. QUESTIONS, REQUESTS FOR ASSISTANCE AND ADDITIONAL COPIES. Questions in respect of the transactions contemplated in the U.S. Offer, the procedures for tendering in the U.S. Offer and for additional copies of the U.S. Offer to Purchase, this GDS Letter of Transmittal or the Notice of Guaranteed Delivery should be directed to the U.S. Receiving Agent at one of the addresses set forth above.

     9. 30% BACKUP WITHHOLDING; SUBSTITUTE FORM W-9. Under U.S. Federal income tax law, a holder whose tendered GDSs are accepted for payment is required to provide the U.S. Receiving Agent with the holder's correct taxpayer identification number (e.g., social security number or employer identification number) (the "TIN") on Substitute Form W-9 above. If the U.S. Receiving Agent is not provided with the correct TIN, cash payments to such holders or other payees with respect to GDSs purchased in the U.S. Offer may be subject to 30% backup withholding. In addition, the Internal Revenue Service may subject the holder or other payee to a $50 penalty.

     The box "Awaiting TIN" in Part 1 of the Substitute Form W-9 may be checked if the tendering holder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box "Awaiting TIN" in Part 1 is checked, the holder or other payee must also complete the Certificate of Awaiting Taxpayer Identification Number above in order to avoid backup withholding. Notwithstanding that the box "Awaiting TIN" in Part 1 is checked and the Certificate of Awaiting Taxpayer Identification Number is completed, the U.S. Receiving Agent may withhold 30% of all payments made prior to the time a properly certified TIN is provided to the U.S. Receiving Agent. The U.S. Receiving Agent will retain all amounts withheld during the 60-day period following the date of the Substitute Form W-9. If the holder furnishes the U.S. Receiving Agent with its TIN within 60 days after the date of the Substitute Form W-9, the amounts retained during the 60-day period will be remitted to the holder and no further amounts will be retained or withheld from payments made to the holder thereafter. If, however, the holder has not provided the U.S. Receiving Agent with its TIN within the 60-day period, amounts withheld will be remitted to the IRS as backup withholding. In addition, 30% of all payments, if any, made thereafter will be withheld and remitted to the IRS until a correct TIN is provided.

     The holder is required to give the U.S. Receiving Agent the TIN of the registered holder of the GDSs or of the last transferee appearing on the transfers attached to, or endorsed on, the GDSs. If the GDSs are registered in more than one name or are not in the name of the actual holder, consult the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional guidance on which number to report.

     Certain holders -- including, among others, corporations and financial institutions -- may not be subject to these backup withholding and reporting requirements. These holders should nevertheless complete the Substitute Form W-9 above, and check the box in Part 2 of the Substitute Form W-9, to avoid possible erroneous backup withholding. A foreign person may qualify for an exemption from backup withholding by submitting a properly completed IRS Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding, or other applicable Form W-8, signed under penalties of perjury, attesting to the holder's foreign status. Please consult the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional guidance on which holders are exempt from backup withholding.

     Backup withholding is not an additional U.S. Federal income tax. Rather, the U.S. Federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.

     10. CONDITIONS FOR COMPLETION OF U.S. OFFER. We will not be required to accept GDSs for payment if (i) less than 90% of all of the outstanding capital stock of Gemex (including shares represented by CPOs and GDSs) on the expiration date, is tendered in the Offers on or prior to the expiration date and not withdrawn, (ii) less than all of the Securities of Gemex owned, directly or indirectly, or which may be acquired on or before the expiration date, by PepsiCo and its nominee identified in the Agreement to Tender, dated October 4, 2002, by and among BG LLC, Embotellador HM and PepsiCo, are tendered in the Offers and not withdrawn, (iii) less than all of the Securities of Gemex owned, directly or indirectly, or which may be acquired on or before the expiration date, by Mr. Enrique C. Molina Sobrino and his affiliates identified in the Agreement to Tender, dated October 4, 2002, by and among BG LLC, Embotellador HM and Mr. Molina, are tendered in the Offers and not withdrawn, (iv) the conditions to the Mexican Offer have not been satisfied or waived on or before the expiration date of the Mexican Offer or the Mexican Offer has been terminated without the purchase of any Securities, or (v) the other conditions set forth in the U.S. Offer to Purchase under the caption "The U.S.
Offer -- Certain conditions to the U.S. Offer" are not satisfied or waived at any time on or prior to the expiration date of the U.S. Offer.

     11. NO CONDITIONAL TENDERS. No alternative, conditional or contingent tenders will be accepted. All tendering holders of GDSs, by execution of this GDS Letter of Transmittal, waive any right to receive notice of the acceptance of GDSs for payment.

     12. LOST, DESTROYED OR STOLEN CERTIFICATES. If any GDRs representing GDSs have been lost, destroyed or stolen, the holder should check the box above regarding lost, destroyed or stolen receipts and promptly notify the U.S. Receiving Agent. The holder will then be instructed as to the steps that must be taken in order to replace the receipts. This GDS Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost, destroyed or stolen receipts have been followed.

     13. TRANSFER TAXES. You will not be obligated to pay any transfer taxes in connection with the tender of GDSs in the U.S. Offer unless you instruct us to make payment to, or request that GDSs not tendered or not accepted in the U.S. Offer be registered in the name of, a person other than the registered tendering holder. In those cases, you will be responsible for the payment of any applicable transfer tax. If satisfactory evidence of payment of these taxes or an exemption from payment is not submitted with this GDS Letter of Transmittal, no payment will be made and no certificates for GDSs will be issued until such evidence is received by the U.S. Receiving Agent.

IMPORTANT: UNLESS YOU COMPLY WITH THE GUARANTEED DELIVERY PROCEDURES DESCRIBED ABOVE, A PROPERLY COMPLETED AND DULY EXECUTED (TOGETHER WITH ANY REQUIRED SIGNATURE GUARANTEES) GDS LETTER OF TRANSMITTAL (OR A FACSIMILE OF THIS GDS LETTER OF TRANSMITTAL), OR AN AGENT'S MESSAGE IN THE CASE OF BOOK-ENTRY DELIVERY, TOGETHER WITH GDRs OR CONFIRMATION OF BOOK-ENTRY TRANSFER AND ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE U.S. RECEIVING AGENT ON OR PRIOR TO THE EXPIRATION OF THE U.S. OFFER.

     Questions or requests for assistance or additional copies of the U.S. Offer to Purchase, the GDS Letter of Transmittal and any other documents may be directed to the Information Agent at its address and telephone numbers set forth below. A holder of Securities also may contact his or her broker, dealer, commercial bank, trust company or other nominee for assistance concerning the U.S. Offer.

                  The Information Agent for the U.S. Offer is:

                              [MORROW & CO. LOGO]
                           445 Park Avenue, 5th Floor
                            New York, New York 10022
                                 (212) 754-8000

              U.S. SECURITY HOLDERS CALL TOLL FREE: (800) 607-0088
             SECURITY HOLDERS OUTSIDE THE U.S. PLEASE CALL COLLECT
                        EMAIL: TENDER.INFO@MORROWCO.COM

                 The U.S. Dealer Manager for the U.S. Offer is:

                          [SALOMON SMITH BARNEY LOGO]
                              388 Greenwich Street
                            New York, New York 10013